January 28, 2005                                          EXHIBIT 99.1
Businesswire
1185 Avenue of the Americas, 3rd Floor
New York, NY  10036

FROM: William A. Smith, Jr.   ACCOUNT:   Graham Corporation
      Smith Law Office, P.C.             20 Florence Avenue
      7 State Street                     Batavia, NY  14020
      Pittsford, NY  14534               ATT:  Carole M. Anderson

Please distribute the following press release on your National wire.

Please send us by fax (585-343-1177) copies of Dow Jones, Reuters, and any other wire service reports of this release when you receive them.


QUOTE

FOR GRAHAM CORPORATION

Company Contact:  J. Ronald Hansen
Batavia, New York  14020 - Phone (585) 343-2216

PRESS RELEASE
FOR IMMEDIATE RELEASE:
January 28, 2005

                   GRAHAM CORPORATION ANNOUNCES RESULTS
            FOR THIRD QUARTER OF FISCAL YEAR ENDING MARCH 2005

            (Dollar amounts in thousands except per share data)

     Batavia, N.Y. (January 28, 2005) -- Graham Corporation (GHM:ASE) announced today results for the third quarter of its current fiscal year. Sales for the quarter ended December 31, 2004 were $12,937, up 27% compared to $10,224 for the same quarter the previous year. Net loss of $21 included a pre-tax charge of $648 incurred in connection with the retirement of the former President and CEO. This compares to a net loss of $749 for the same quarter of the prior year. Diluted loss per share for the quarter was $.01 compared to $.46 loss per diluted share for the same period the previous year.

     Sales for the nine months of the fiscal year (April - December 2004) were $33,781, up 8% compared to sales of $31,348 for the first nine months of the previous fiscal year. Net loss for the nine months ended December 31, 2004 was $615 and included a pre-tax gain of $1,592 from settlement of a lawsuit and the pre-tax charge noted above. This compares to a $1,245 net loss for the first nine months of the previous fiscal year, which included a pre-tax gain of $522 for curtailment of a benefit plan for post-retirement medical coverage. Diluted loss per share for the nine months was $.37 versus $.76 loss per diluted share for the same period the previous year.

     Orders for the third quarter ended December 31, 2004 were $16,195, up 63% compared to $9,965 for the quarter ended December 31, 2003.

     Consolidated backlog on December 31, 2004 was $24,722 compared to a backlog at March 31, 2004 of $16,339 and $15,759 at December 31, 2003.

     Bill Johnson, Graham's President and CEO, commented, "I am very encouraged by my first sixty days at Graham. Our principal markets are recovering nicely and profit margins are climbing. We are currently undertaking a reorganization of the Company along business unit lines, which is approaching completion. This organizational model will sharpen the Company's focus on its products at every step of production, from market to aftermarket. We expect the results to be lean operations and increased sales, assuring accountability at every step and significantly improved profitability in FYE 2006 and beyond".

   Graham designs and builds vacuum and heat transfer equipment for process industries throughout the world. It is a worldwide leader in vacuum technology. The principal markets for Graham's equipment are the chemical, petrochemical, petroleum refining and electric power generating industries, including cogeneration and geothermal plants. Other markets served include metal refining, pulp and paper, shipbuilding, water heating, refrigeration, desalination, food processing, drugs, heating, ventilating and air conditioning. Graham's ejectors, liquid ring and dry vacuum pumps, condensers, heat exchangers and other products, sold either as components or as complete systems, are used by its customers to produce synthetic fibers, chemicals, petroleum products (including gasoline), electric power, processed food (including canned, frozen and dairy products), pharmaceutical products, paper, steel, fertilizers and numerous other products used every day by people throughout the world. Graham's stock is listed on the American Stock Exchange. The company's website address is www.graham-mfg.com.

     This  press  release  contains forward-looking statements  within  the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Graham's Annual and Quarterly Reports filed with the Securities and Exchange Commission, include changes in market conditions in the industries in which the Company operates. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect,
actual   results  may  vary  in  material  aspects  from  those   currently
anticipated.

                            GRAHAM CORPORATION


             SUMMARY OF CONSOLIDATED SALES AND EARNINGS (UNAUDITED)
                     (In thousands except per share data)

                            Three Months Ended         Nine Months Ended
                          Dec. 31,      Dec. 31,      Dec. 31,      Dec. 31,
                           2004           2003          2004          2003
                          --------      --------      --------      --------
Net Sales                 $12,937       $10,224       $33,781       $31,348
Costs and Expenses         12,308        11,295        35,664        33,631
Other Income                                           (1,592)         (522)
Other Expense                 648                         648
                          -------       -------       -------       -------
Loss Before Income Taxes      (19)       (1,071)         (939)       (1,761)
Provision (Benefit) for
 Income Taxes                   2          (322)         (324)         (516)
                          -------       -------       -------       -------
Net Loss                  $   (21)      $  (749)      $  (615)      $(1,245)
                          =======       =======       =======       =======

Per Share Data
  Net Loss
     Basic                  $(.01)        $(.46)        $(.37)        $(.76)
                            =====         =====         =====         =====
     Diluted                $(.01)        $(.46)        $(.37)        $(.76)
                            =====         =====         =====         =====

             CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

                                                (Unaudited)
                                                  Dec. 31,       March 31,
                                                    2004            2004
                                                -----------      ---------
ASSETS
  Cash and cash equivalents                      $    825         $    467
  Investments                                       1,896            5,296
  Accounts Receivable                               6,977            8,950
  Inventories                                      10,571            6,984
  Prepaid Expenses and Other Current Assets         2,203            2,710
                                                 --------         --------
   Total Current Assets                            22,472           24,407
  Property, Plant & Equipment - Net                 8,652            9,227
  Other Assets                                      2,221            2,106
                                                 --------         --------
   Total                                         $ 33,345         $ 35,740
                                                 ========         ========

LIABILITIES & SHAREHOLDERS' EQUITY
  Short Term Debt & Current Portion
   of Long-Term Debt                             $  1,914         $  1,969
  Accounts Payable                                  2,771            3,230
  Other Current Liabilities                         5,326            7,556
                                                 --------         --------
   Total Current Liabilities                       10,011           12,755
  Long-Term Debt                                       58               93
  Deferred Liabilities                              5,819            4,790
  Shareholders' Equity                             17,457           18,102
                                                 --------         --------
   Total                                         $ 33,345         $ 35,740
                                                 ========         ========

UNQUOTE